Exhibit 5

Faegre Baker Daniels LLP

600 East 96th  Street • Suite 600

Indianapolis • Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

April 2, 2018

Washington Prime Group Inc.

Washington Prime Group, L.P.

180 East Broad Street

Columbus, Ohio 43215

Ladies and Gentlemen:

We have acted as counsel to Washington Prime Group Inc., an Indiana corporation (the “Company”) and Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on even date herewith under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) shares of common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more classes or series; (iii) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”); (iv) warrants to purchase Common Stock or Preferred Stock (collectively, “Warrants”); and (v) rights to purchase Common Stock (“Rights”); (2) the issuance and sale from time to time by the Operating Partnership, pursuant to Rule 415 of the Securities Act, of non-convertible debt securities of the Operating Partnership (“Debt Securities”); and (3) the sale from time to time, pursuant to Rule 415 of the Securities Act, of shares of Common Stock by limited partners of the Operating Partnership who exchange their units of partnership interest for shares of Common Stock (“Secondary Shares”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Debt Securities are collectively referred to herein as “Offered Securities.”

Any Common Stock is to be issued under the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”).  Any series of Preferred Stock is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”).  Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares) (the “Deposit Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder, by and between the Company and a financial institution identified therein as the depositary (the “Depositary”), which Deposit Agreement will be filed as an exhibit to the Registration Statement. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to the Registration Statement.  Any Rights are to be issued pursuant to a rights agreement (including a form of certificate evidencing the Rights) (the “Rights Agreement”), to be dated on or about the date of the first issuance of Rights thereunder, by and between the Company and a financial institution identified therein as the rights agent (the “Rights Agent”), which Rights Agreement will be filed as an exhibit to the Registration Statement.  Any Debt Securities are to be issued pursuant to the Indenture (the “Indenture”), dated as of March 24, 2015, by and between the Operating Partnership and U.S. Bank National Association, as trustee (the “Trustee”), filed as Exhibit 4.15 to the Registration Statement, as such Indenture may be supplemented from time to time. The Articles of Incorporation, each Articles of Amendment, each Deposit Agreement, each Warrant Agreement, each Rights Agreement and the Indenture and any supplements thereto are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As counsel for the Company and the Operating Partnership, we are familiar with the Articles of Incorporation, the Amended and Restated Bylaws (the “Bylaws”) of the Company, the Amended and Restated Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”) and the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), each as amended to the date hereof, and we have reviewed (i) the Registration Statement; (ii) the Indenture; and (iii) the proceedings taken by the Company and the Operating Partnership in connection with the authorization of the Offered Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and the Operating Partnership and other instruments, certificates of public officials and representatives of the Company and the Operating Partnership, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.  As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and the Operating Partnership and of others, without any independent verification thereof.

In our examination, we have assumed, without investigation: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us; and (viii) that New York law will be chosen to govern each Warrant Agreement, each Rights Agreement and each Deposit Agreement and all Offered Securities issued thereunder and/or certificates evidencing such Offered Securities.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.                                      With respect to the shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Stock or upon the exercise or otherwise upon the fulfillment of Warrants or Rights, but excluding Secondary Shares (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Offered Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Offered Common Stock has been issued and delivered by the Company against payment of the agreed-upon consideration therefor, upon conversion in accordance with the terms of Preferred Stock, or upon the exercise or otherwise upon the fulfillment of Warrants or Rights, as the case may be, in accordance with any relevant agreements and such corporate action, (v) in the case of Offered Common Stock issuable upon conversion of Preferred Stock or upon the exercise or otherwise upon the fulfillment of Warrants or Rights, the actions in respect of such Preferred Stock, Warrants or Rights referred to in paragraphs 2, 4 and 5 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Preferred Stock, Warrants or Rights, as the case may be, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2.                                      With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issuable upon fulfilment of Depositary Shares or upon the exercise or otherwise upon the fulfillment of Warrants, when (i) a prospectus supplement and any other offering material with respect to Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of Articles of Amendment relating thereto with the Secretary of State of the State of Indiana, (iii) such Articles of Amendment have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) the Preferred Stock with terms so fixed has been issued and delivered by the

Company against payment of the agreed-upon consideration therefor, upon the fulfillment of Depositary Shares or upon the exercise or otherwise upon the fulfillment of Warrants, as the case may be, in accordance with any relevant agreements and such corporate action, (vi) in the case of Preferred Stock issuable upon fulfillment of Depositary Shares or upon the exercise or otherwise upon the fulfillment of Warrants, the actions in respect of such Depositary Shares or Warrants referred to in paragraphs 3 and 4 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Depositary Shares or Warrants, as the case may be, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                      With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to Depositary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing Depositary Shares) and the issuance of the Depositary Shares and the underlying Preferred Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary, and (v) the Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Depositary against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement and such corporate action, then, upon the happening of such events, such Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.                                      With respect to any Warrants, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing Warrants) and the issuance of the Warrants and the underlying shares of Common Stock or Preferred Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, and (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.                                      With respect to any Rights, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing Rights) and the issuance of the

Rights and the underlying shares of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent, and (v) the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Rights Agreement and such corporate action, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6.                                      With respect to any Secondary Shares, when (i) a prospectus supplement and any other offering material with respect to the Secondary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Secondary Shares to limited partners of the Operating Partnership who have exercised their rights to exchange their units of partnership interest in the Operating Partnership for the Secondary Shares, (iii) the Secondary Shares have been duly issued and delivered by the Company in exchange for units of partnership interest in accordance with the terms of the Partnership Agreement, and (iv) unless issued without certificates, certificates representing the Secondary Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the persons entitled thereto in accordance with the terms of the Partnership Agreement, then, upon the happening of such events, such Secondary Shares will be validly issued, fully paid and nonassessable.

7.                                      With respect to any series of Debt Securities, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company, as the general partner of the Operating Partnership, to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of a supplement to the Indenture with respect to such series of Debt Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) a supplement to the Indenture with respect to such series of Debt Securities has been duly executed and delivered by the Company, as the general partner of the Operating Partnership, and the Trustee, and (v) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, then, upon the happening of such events, such series of Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (i) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will continue to be effective, (ii) the Company and the Operating Partnership will remain duly organized and validly existing under the laws of the State of Indiana, (iii) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (a) there will not have occurred any change in the law or in the Articles of Incorporation, Bylaws, Certificate of Limited Partnership or Partnership Agreement affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents, and (b) no relevant corporate actions will have been modified or rescinded, (iv) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (v) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company or the Operating Partnership with the terms of such Offered Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or the Operating Partnership or any order of any court or governmental body having jurisdiction over the Company or the Operating Partnership then in effect, (vi) the Company or the Operating Partnership, as the case may be, will have received legally sufficient consideration for all Offered Securities, (vii) each party to any Offered Securities or Governing Documents (other than the Company and the Operating Partnership) will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company or the Operating Partnership, as the case may be, and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (viii) the Indenture has been duly authorized, executed and delivered by the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended, (ix) the terms of the Offered Securities will be established in conformity with the applicable Governing Documents and the Offered Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities under the Governing Documents, (x) any Offered Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities), and any issuance of such Offered Securities will be effected in accordance with the terms and conditions set forth in such other Offered Securities and the Governing Documents related thereto, and (xi) all certificates evidencing any Offered Securities will be in the form required by law and approved for issuance by the Company, for itself and in its capacity as the general partner of the Operating Partnership.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (v) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (viii) may require mitigation of damages, (ix) may limit the enforceability of certain waivers, and (x) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency, or any provision that provides for rights or remedies upon a change in the composition of the Board of Directors of the Company.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the laws of the State of Indiana and the laws of the State of New York.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Operating Partnership, the Offered Securities or the Governing Documents.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the base prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner